EXHIBIT 10

STANDSTILL AGREEMENT

     THIS STANDSTILL AGREEMENT (“Agreement”), dated the 7th day of April 2004, is made by and between American Physicians Capital, Inc., a Michigan corporation (“ACAP”), and Daniel L. Gorman (“Gorman”).

     WHEREAS, ACAP and Gorman have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

     1. Representations and Warranties of Gorman. Gorman hereby represents and warrants to ACAP as follows:

     a. Gorman has beneficial ownership of 193,638 shares of common stock of ACAP and has full and complete authority to enter into this Agreement and to bind the entire number of shares of the common stock of ACAP which he holds, or may hold, including any shares purchased or otherwise acquired in the future, to the terms of this Agreement. This Agreement constitutes a valid and binding agreement of Gorman. No “affiliate” or “associate” (as such terms are defined for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Gorman beneficially owns any shares or rights to acquire shares of common stock of ACAP, other than Gorman’s spouse, who owns 10,500 of the shares of common stock beneficially owned by Gorman.

     b. There are no arrangements, agreements or understandings between Gorman and ACAP other than as set forth in this Agreement.

     c. No event has occurred with respect to Gorman that would require disclosure in an ACAP report or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, pursuant to Item 401(f) of Regulation S-K.

     2. Representations and Warranties of ACAP. ACAP hereby represents and warrants to Gorman, as follows:

     a. ACAP has full power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by ACAP has been duly authorized by the Board of Directors of ACAP (the “Board”) and requires no further Board of Directors or shareholder action. This Agreement constitutes a valid and binding obligation of ACAP and the performance of its terms does not constitute a violation of its articles of incorporation or bylaws.

     b. There are no arrangements, agreements or understandings between Gorman and ACAP other than as set forth in this Agreement.

     3. Gorman’s Prohibited Conduct. Gorman will not, and will cause his affiliates or associates not to, directly or indirectly,

     a. solicit (as such term is used in the proxy rules of the Securities and Exchange Commission) proxies or consents, or participate in any manner in the solicitation of proxies or consents, from ACAP’s shareholders to elect persons to the Board (or withhold votes from nominees to the Board) or to approve shareholder proposals or otherwise communicate with ACAP’s shareholders pursuant to Rule 14a-1(l)(2) or Rule 14a-2 under the Exchange Act,

     b. make any public statement critical of ACAP, its Directors or management,

     c. initiate any litigation against ACAP or any of its Directors, officers, employees or agents, except to enforce the terms of this Agreement,

     d. make or be the proponent of any shareholder proposal, whether pursuant to Rule 14a-8 of the Exchange Act or otherwise,

     e. acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of ACAP common stock generally), directly or indirectly, or retain ownership of any ACAP common stock, if when taken together with the ACAP common stock beneficially owned by Gorman would constitute more than 5% of the then outstanding shares of ACAP; provided, however, that in the event that Gorman’s beneficial ownership exceeds such percentage as a result of stock repurchases by ACAP, Gorman shall, reasonably promptly after becoming aware of such situation, dispose of a sufficient number of shares such that the ACAP common stock beneficially owned by Gorman does not constitute more than such percentage, and provided further, that “beneficial ownership” shall have the meaning ascribed thereto under Section 13(d) of the Exchange Act,

     f. make any proposal or offer involving, or propose to enter into, or assist or encourage any other person with respect to, directly or indirectly, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving ACAP; provided that nothing herein shall limit Gorman’s ability to discuss with the Directors through non-public communications (which may, but need not, be at a meeting of the Board), to propose as a Director that the Board consider any of the foregoing types of transactions and to vote as a Director at a meeting of the Board upon any such transaction,

     g. form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to ACAP common stock,

     h. deposit any ACAP common stock in any voting trust or subject any ACAP common stock to any arrangement or agreement with respect to the voting of any ACAP common stock,

     i. execute any written consent as a shareholder with respect to ACAP or its common stock, except as set forth herein,

     j. otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the shareholders, management, the Board or policies of ACAP, other than through non-public communications with the directors of ACAP (which may, but need not, be at a meeting of the Board); provided, that, subject to clause (f) above, nothing herein shall limit Gorman from acting in his capacity as a Director of ACAP in accordance with his fiduciary duties at any meeting of the Board,

     k. seek, alone or in concert with others, (i) to call a meeting of shareholders, (ii) representation on the Board of ACAP or its subsidiaries, except as set forth herein, or (iii) the removal of any member of the ACAP Board or any of its subsidiaries,

     l. make any proposal regarding any of the foregoing,

     m. make or disclose any request to amend, waive or terminate any provision of this Agreement, or

     n. take or seek to take, or cause or seek to cause others to take, directly or indirectly, any action inconsistent with any of the foregoing.

     4. Gorman’s Affirmative Conduct.

     a. At all meetings of shareholders, Gorman shall vote, or cause to be voted, all of the shares of ACAP common stock beneficially owned by him for each of ACAP’s nominees for election to the Board, for the ratification of the appointment of ACAP’s independent auditors and, in other matters, in accordance with the recommendation of the Board, or, if so directed by the Board, pro rata with all other shareholders. Gorman shall, if requested by ACAP, publicly support the election of each of ACAP’s nominees for election to the Board.

     b. Upon execution of this Agreement by all the parties hereto, Gorman hereby irrevocably withdraws (i) his Notice of Intent to Nominate dated January 8 and January 19, 2004, (ii) his Demand for Stock Ledger, Stockholder List and Books and Records dated February 26, 2004 and all subsequent related requests, and (iii) his preliminary proxy statement and form of proxy filed with the Securities and Exchange Commission on March 26, 2004. Gorman will inform the SEC staff no later than the date of this Agreement that he is withdrawing his preliminary proxy statement and form of proxy and that he does not intend to solicit proxies for ACAP’s 2004 Annual Meeting of Shareholders, and shall take any such action as the SEC staff may request to effectuate such withdrawal.

     c. Gorman shall comply with all corporate and Board policies and principles of ACAP in force from time to time and applicable to Directors of ACAP generally.

     5. Directorship. ACAP agrees that subject to the full execution of this Agreement, ACAP’s receipt of a written reaffirmation of Gorman’s consent to serve as a Director and Gorman’s performance of his obligations in the last sentence of paragraph 4(b) of this Agreement, Gorman will be nominated for election to the Board at ACAP’s 2004 Annual Meeting of Shareholders as part of the class of Directors of ACAP whose terms expire at the 2007 Annual Meeting of Shareholders.

     a. ACAP agrees to take any necessary Board action to enable Gorman to sit on the Board, including expanding the number of Directors on the Board.

     b. Gorman will be entitled to receive the identical compensation and benefits being paid to the other non-employee Directors of ACAP.

     c. Gorman will not accept any incentive or compensation that would influence Gorman to recommend that ACAP enter into a transaction for the sale of ACAP or to recommend any other significant initiative affecting ACAP and its shareholders.

     6. Litigation. ACAP will not, directly or indirectly, initiate any litigation against Gorman, except to enforce the terms of this Agreement.

     7. Dispositions. Gorman agrees that any disposition of shares of common stock of ACAP (including any dispositions pursuant to paragraph 3e above) will be made in open market transactions in a manner designed to effect an orderly disposition of such shares. Gorman further agrees that he will not transfer or dispose of any shares of ACAP common stock if, as a result of such disposition or transfer, to the knowledge of Gorman, the person making such acquisition will beneficially own, together with its affiliates and any member of a “group” (within the meaning of the Exchange Act) in which such acquirer is a party, immediately following such acquisition 5% or more of the ACAP common stock then outstanding.

     8. Certification of Ownership. Gorman shall, upon request of ACAP, certify to ACAP as to the amount of shares he beneficially owns.

     9. Termination. This Agreement shall terminate and Gorman shall immediately tender his resignation from the Board of ACAP, following the vote of a majority of ACAP directors other than Gorman in favor of such resignation, upon the earlier of (i) Gorman having beneficial ownership of less than one percent of the outstanding shares of common stock of ACAP; (ii) any person becoming the beneficial owner of more than 50% of ACAP’s voting stock, including any merger, acquisition or other type of business combination, or (iii) the third anniversary of the execution of this Agreement. This Agreement shall not otherwise be terminated without the written consent of all of the parties.

     10. Public Announcement. ACAP shall promptly disclose the existence of this Agreement after its execution pursuant to a press release substantially in the form annexed hereto as Attachment A; however, neither party shall disclose the existence of this Agreement until the press release is issued, other than to the staff of the SEC in connection with the withdrawal of Gorman’s preliminary proxy materials in accordance with this Agreement.

     11. Nonpublic Information.

     a. In connection with discussions between Gorman and his representatives and ACAP and its representatives, ACAP or its representatives may disclose to Gorman or his representatives information which is confidential to ACAP. To protect the confidentiality of such information, and as a condition to the furnishing of such information, Gorman agrees, as set forth below, to treat confidentially all such information furnished to or otherwise received by Gorman or his representatives from ACAP or on its behalf (herein collectively referred to as the “Confidential Information”). For purposes of this Agreement, the phrase “Confidential Information” shall not include information which (i) becomes lawfully available to the public other than as a result of a disclosure by Gorman or his representatives, (ii) was lawfully available to Gorman on a nonconfidential basis prior to its disclosure to Gorman or his representatives by ACAP or on its behalf or (iii) lawfully becomes available to Gorman on a nonconfidential basis from a source other than ACAP or ACAP’s representatives or agents, provided that such source is not bound by a confidentiality agreement with ACAP of which Gorman has been made aware. ACAP has no obligation to furnish Confidential Information to Gorman or his representatives by virtue of this Agreement. The Confidential Information will not be disclosed by Gorman or his representatives except to the extent ACAP has given its prior written consent.

     b. In connection with this Agreement and Gorman’s ongoing relationship with ACAP, there may be instances in which material nonpublic information concerning ACAP will be divulged to Gorman by ACAP or its representatives or agents. Gorman expressly acknowledges, on behalf of himself and his representatives and agents, that federal and state securities laws prohibit any person who misappropriates material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Gorman acknowledges that he will be subject to ACAP’s insider trading and disclosure policies, as in effect from time to time, at any time while he is on the Board to the same extent as the other Directors of ACAP. To the extent SEC Regulation FD may apply, in accordance with Section 243.100(2)(ii) of Regulation FD, Gorman expressly agrees to maintain material nonpublic information concerning ACAP in confidence.

     12. Remedies. ACAP and Gorman acknowledge and agree that a breach or threatened breach by either party may give rise to irreparable injury inadequately compensable in damages, and accordingly each party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved party may be entitled to at law or in equity. In the event either party institutes any legal action to enforce such party’s rights under, or recover damages for breach of, this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to reasonable attorneys’ fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

     13. Notices. All notice requirements and other communications shall be deemed given when delivered personally or by fax, or on the following business day after being sent by overnight courier with a nationally recognized courier service such as Federal Express, addressed to Gorman and ACAP as follows:

ACAP:
Mr. R. Kevin Clinton
President and Chief Executive Officer
1301 North Hagadorn Road
East Lansing, Michigan 48823
Fax: 517-351-7866

With a copy to:
Lori M. Silsbury, Esq.
Dykema Gossett PLLC
124 W. Allegan, Suite 800
Lansing, Michigan 48933
Fax: 517-374-9191

Gorman:
Mr. Daniel L. Gorman
71 State Street
Binghamton, New York 13901
Fax: 607-723-0634

With a copy to:
Phillip Goldberg, Esq.
Foley & Lardner LLP
321 North Clark Street, Suite 2800
Chicago, Illinois 60610
Fax: 312-832-4700

     14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

     15. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     16. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction.

     18. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     19. Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

     20. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

     21. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

     22. Further Action. Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

     23. Consent to Jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of any United States Federal or state court sitting in the State of Michigan in any action or proceeding arising out of or relating to this Agreement and each of the parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

     24. Expenses. Each party agrees to bear its own expenses in connection with the transactions contemplated hereby; provided, however, that ACAP agrees to reimburse Gorman for out-of-pocket expenses reasonably incurred by him through the date of this Agreement in connection with his proposed solicitation of proxies at the 2004 Annual Meeting of Shareholders, including but not limited to reasonable attorneys’ fees, SEC filing expenses, proxy solicitor fees and other related costs up to a maximum aggregate amount of $17,500. Such reimbursement shall be made promptly following presentation of reasonable documentation to ACAP of such expenses and Gorman’s payment thereof.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMERICAN PHYSICIANS CAPITAL, INC.	/s/ Daniel L. Gorman

Daniel. L. Gorman
/s/ R. Kevin Clinton

R. Kevin Clinton
President and CEO

Attachment A

For Immediate Release	Contacts:	Ann Storberg, Investor Relations
(517) 324-6629

AMERICAN PHYSICIANS CAPITAL, INC. EXECUTES
STANDSTILL AGREEMENT

     East Lansing, Michigan (April 8, 2004) — American Physicians Capital, Inc. (NASDAQ: ACAP) has entered into an agreement with Daniel L. Gorman, a shareholder of the Company who filed preliminary proxy materials announcing plans to solicit proxies to elect himself to the Company’s Board. Pursuant to the agreement, Gorman is being nominated by the Company for election to the Company’s Board at the Company’s 2004 annual meeting for a three-year term. Gorman has agreed to a three-year “standstill” and will support the Board’s slate of nominees at the 2004 annual meeting and during the term of the standstill agreement.

Corporate Description

American Physicians Capital, Inc. is a regional provider of medical professional liability coverage through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at www.apcapital.com.

# # #